CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 29, 2017 relating to the financial statements and financial highlights, which appear in the September 30, 2017 Annual Reports on Form N-CSR of International Portfolio, Tax-Managed International Portfolio, Emerging Markets Portfolio, Intermediate Duration Portfolio, Short Duration Plus Portfolio, Short Duration Diversified Municipal Portfolio, New York Municipal Portfolio, California Municipal Portfolio, Diversified Municipal Portfolio, Overlay A Portfolio, Tax-Aware Overlay A Portfolio, Overlay B Portfolio, Tax-Aware Overlay B Portfolio, Tax-Aware Overlay C Portfolio and Tax-Aware Overlay N Portfolio (each a separate series of Sanford C. Bernstein Fund, Inc.) and International Strategic Equities Portfolio, International Small Cap Portfolio and Small Cap Portfolio (each a separate series of Bernstein Fund, Inc.). We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm and Financial Statements”, “Statements and Reports” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

January 26, 2018